UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 17, 2020

SOLITARIO ZINC CORP.
(Exact name of registrant as specified in its charter)

Colorado	001-32978	84-1285791
(State or other jurisdiction ofincorporation or organization)	(CommissionFile Number)	(I.R.S. EmployerIdentification No.)

4251 Kipling Street, Suite 390

Wheat Ridge, CO 80033

(Address of principal executive offices)

Registrant’s telephone number, including area code:	(303) 534-1030
Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:
	Title of Each Class	Trading Symbol	Name of each exchange on which registered
	Common Stock, $0.01 par value	XPL	NYSE American

Indicate by checkmark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

ITEM 8.01	Other Matters
On December 17, 2020, the Board of Directors of Solitario Zinc Corp. (“Solitario”) approved an extension of its existing share repurchase program through December 31, 2021. The share repurchase program, as initially approved in October 2015, authorized Solitario to repurchase up to 2.0 million shares of its outstanding common stock and was set to expire on December 31, 2020.

As of December 17, 2020, Solitario has repurchased a total of 994,000 shares under the share repurchase program at an average price of US$0.47 per share. Under the program, as now extended through December 31, 2021, Solitario has the ability to repurchase up to the remaining 1,006,000 shares subject to potential repurchase under the program. All shares repurchased will reduce Solitario’s outstanding shares of common stock.

The timing and amount of any common stock repurchased will be determined by Solitario’s management in the open market or in privately negotiated transactions based on market conditions and other factors, including price, regulatory requirements and capital availability, and in compliance with applicable state and federal securities laws. Repurchases may also be made in accordance with Rule 10(b)18 under the Securities Exchange Act of 1934. The program does not require the repurchase of any minimum number of shares and may be suspended, modified or discontinued at any time without prior notice. No repurchases will be made outside of the United States, including shares trading on the Toronto Stock Exchange. Payment for shares repurchased under the program will be funded using Solitario’s working capital.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Solitario Zinc Corp.

Date: December 17, 2020	By:	/s/ James R. Maronick
James R. Maronick
Chief Financial Officer